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                                                                    EXHIBIT 10.6


                 [LETTERHEAD OF SUNTRUST EQUITABLE SECURITIES]

                                                                    June 1, 2001
                   Confirmation of Interest Rate Transaction
                   -----------------------------------------

      THIS LETTER AGREEMENT SHOULD BE REVIEWED, EXECUTED BY AN AUTHORIZED
         PERSON(S), AND RETURNED IMMEDIATELY VIA FAX TO 404-532-0514.
       (Please direct any questions to Ken Kuykendall at 404-532-0303.)

Larry Goddard
Chief Financial Officer
P.A.M. Transport, Inc.
Highway 412 West
297 Henri DeTonti Blvd.
Tontitown, Arkansas  72770
Ph#:  501-361-9111
Fax#: 501-361-5381

REF:  13210

Dear Mr. Goddard:

     The purpose of this letter agreement is to set forth the terms and conditions of the Rate Transaction entered into between P.A.M. Transport, Inc. ("Counterparty" or "you") and SunTrust Bank ("SunTrust" or "us") on the Trade Date specified below (the "Transaction"). SunTrust Equitable Securities Corporation acts as agent on behalf of SunTrust with respect to this Transaction. This letter agreement constitutes a "Confirmation" as referred to in the ISDA Master Agreement entered into by the parties hereto and dated February 28, 2001.

     The definitions and provisions contained in the 1991 ISDA Definitions published by the International Swap and Derivatives Association, Inc. ("ISDA"), as amended and supplemented by the 1998 Supplement to the 1991 ISDA Definitions (the "Definitions"), are incorporated by reference into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation shall govern.

     This Confirmation supplements, forms a part of, and is subject to the ISDA Master Agreement, as amended and supplemented from time to time (the "Swap Agreement"), between you and us. All provisions contained or incorporated by reference in the Swap Agreement shall govern this Confirmation except as expressly modified below.

     Each party is hereby advised, and each such party acknowledges, that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken other material actions in reliance upon the parties' entry in the Transaction to which this Confirmation relates on the terms and conditions set forth below.

     This Confirmation shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law doctrine.

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                                                                          Page 2

1. The terms of the particular Transaction to which this Confirmation relates are as follows:

     Type of Transaction:                              Swap Transaction

     Notional Amount:                                  $5,000,000.00

     Trade Date:                                       May 31, 2001

     Effective Date:                                   June 4, 2001

     Termination Date:                                 June 2, 2006, with
                                                       adjustment in accordance
                                                       with the Modified
                                                       Following Business Day
                                                       Convention (subject to
                                                       Section 2(d) below)
     Fixed Amounts:
     --------------

       Fixed Rate Payer:                               Counterparty

       Fixed Rate Payer Payment Dates:                 The 2/nd/ day of each
                                                       month, beginning July
                                                       2, 2001, through and
                                                       including the
                                                       Termination Date,
                                                       subject to adjustment in
                                                       accordance with the
                                                       Modified Following
                                                       Business Day Convention

       Fixed Rate:                                     4.83% per annum

       Fixed Rate Day Count Fraction:                  Actual/360

       Adjustment to Period End Dates:                 Applicable

     Floating Amounts:
     -----------------

       Floating Rate Payer:                            SunTrust

       Floating Rate Payer Payment Dates:              The 2/nd/ day of each
                                                       month, beginning July
                                                       2, 2001, through and
                                                       including the
                                                       Termination Date,
                                                       subject to adjustment in
                                                       accordance with the
                                                       Modified Following
                                                       Business Day Convention

       Floating Rate for initial Calculation Period:   4.0575% per annum

       Floating Rate Day Count Fraction:               Actual/360

       Designated Maturity:                            1 month

       Floating Rate Option:                           USD-LIBOR-BBA

       Spread:                                         Inapplicable

       Adjustment to Period End Dates:                 Applicable

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                                                                          Page 3



       Reset Dates:                                    The first day of each
                                                       Floating Rate Payer
                                                       Calculation Period

     Calculation Agent:                                SunTrust

     Business Days:                                    New York


2.   Other Provisions

     (a) You agree to provide us (i) corporate resolutions, and (ii) a certificate of incumbency with respect to the individual(s) executing this Confirmation, both documents evidencing your authority to enter into this Transaction. This provision (2)(a) shall constitute an additional Agreement for the purpose of Section 4 of the Swap Agreement.

     (b) By signing this Confirmation, you acknowledge that you have received and understand the SunTrust Bank "Terms of Dealing for OTC Risk Management Transactions" and the "Risk Disclosure Statement for OTC Risk Management Transactions" (each attached hereto and incorporated by reference into this Confirmation).

     (c) "Loan Agreement" shall mean each agreement, related by its terms to this Transaction, to which you (as borrower) and SunTrust (or one of its Affiliates) are or hereafter become parties (and to which other lenders may be parties) involving the making of loans, extensions of credit or financial accommodations thereunder or commitments therefor, in the form existing on the date when that agreement is executed and without regard to any termination or cancellation thereof, whether by reason of payment of all indebtedness incurred thereunder or otherwise, as such Loan Agreement may be amended, supplemented, otherwise modified, replaced, or substituted.

     (d) SunTrust shall have the right, but not the obligation, to terminate ("Option to Terminate") this Transaction on June 2, 2003, subject to adjustment in accordance with the Modified Following Business Day Convention ("Optional Termination Date"). In order to exercise its Option to Terminate, SunTrust shall notify Counterparty two New York Business
     Days prior to the Optional Termination Date by telephone, which notice shall be deemed to be irrevocable and shall be confirmed in writing (which writing may be transmitted by facsimile) by SunTrust to Counterparty no later than the following Business Day. Upon exercise by SunTrust of its Option to Terminate as aforesaid, all rights and obligations arising out of this Transaction following the Optional Termination Date shall be deemed to have been terminated and both parties shall be under no further liability to each other with respect to the Transaction. The amount payable on the Optional Termination Date will be the amount that would, had this Transaction not been terminated, have been paid by SunTrust or Counterparty as the case may be.

3.   Account Details

     Payment to Counterparty:

       Depository:                [PLEASE ADVISE]
       ABA #
       Favor of:
       Account #

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                                                                          Page 4

     Payments to SunTrust:

       SunTrust Bank
       ABA # 061000104
       FBO: Bond Wire Clearing
       Account # 9088-0000-95
       Attn: Financial Risk Management, Operations


4.   Offices

     (a) The Office of Counterparty for the Transaction is its Tontitown office; and

     (b)     The Office of SunTrust for the Transaction is its Atlanta office.


     By signing below, you also acknowledge and agree that we have explained to you the risks involved in this Transaction, which risks include but are not limited to the following:

..    Market Risk: The risk that the Transaction may increase or decrease in value with a change in, among other things, interest rates or the yield curve; and

..    Liquidity Risk: The risk that the Transaction cannot be closed out or disposed of quickly at or near its value.

     You further acknowledge and agree that you understand these risks and the Transaction as a whole, that you are capable of managing the risks associated with this Transaction, that the risks involved in this Transaction are consistent with your financial goals, policies and procedures, and risk tolerance, and that you have determined that this Transaction is appropriate for you.

     Please confirm that the foregoing correctly sets forth the terms of our agreement by signing this copy of this Confirmation and immediately returning it to SunTrust Equitable Securities Corporation via fax at the number indicated on Page 1.

Very truly yours,          Accepted and Confirmed as of the date first written:

SUNTRUST BANK              P.A.M. TRANSPORT, INC.


By:/s/ Fred D. Woolf       By:/s/ Larry J. Goddard
   --------------------       -----------------------------
   Fred D. Woolf           Name:  Larry J. Goddard
   Vice President          Title:  Vice President - Finance